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                                                                    EXHIBIT 99.3

           Conference Call Slides for January 2, 2002 Conference Call



Slide 1

                         SpectRx + Sterling Medivations
                        CREATING A FRANCHISE IN DIABETES

Slide 2
-        The acquisition expands SpectRx's diabetes opportunity
--       Insulin delivery complements our existing glucose monitoring technology
- Pump market disposables = $200 million opportunity growing to $600 million by 2004
-        Brings innovation and competition to pump disposables market
-        Strong pipeline of innovative insulin delivery products
-        Have FDA clearances of expected products
-        Creates a path to a closed-loop diabetes management system

Slide 3
- The acquisition should accelerate SpectRx's transition to a sales and earnings company
-- A portfolio of innovative products with expected market introductions beginning in 3Q 2002
-        Strong product pipeline
- Initial products focus on innovative, price-competitive insulin pump delivery
-        Revenue supports development of additional products
-        Distribution and marketing channel development underway

Slide 4
Simple Choice(TM) Soft
-        FDA CLEARED
-        EXPECTED LAUNCH IN 3Q 2002
-        SOFT CANNULA INSERTS AT A COMFORTABLE ANGLE
-        IMPROVED TAPE FOR BETTER ADHESION
-        SECONDARY PORT FOR INJECTION OF SECOND INSULIN WITH NO MORE STICKS
-        MADE OF HYPOALLERGENIC MATERIAL
-        QUICK DISCONNECT HUB

Slide 5
Simple Choice(TM) Quick
-        FDA CLEARED
-        EXPECTED LAUNCH IN 3Q 2002
-        360(DEGREE) ROTATING HUB
-        NO KINK TUBING
-        SOFT CANNULA INSERTS AT A COMFORTABLE ANGLE
-        IMPROVED TAPE FOR BETTER ADHESION
-        SECONDARY PORT FOR INJECTION OF SECOND INSULIN WITH NO MORE STICKS
-        MADE OF HYPOALLERGENIC MATERIAL

Slide 6
Supplier and Distribution Channel Development
-        Supply
-        Initial production will be external
-        Facet Technologies - Engineering
-        Nipro Corporation - Manufacturing

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-        Distribution
-        Expect to use distributors and some direct sales
- Discussions underway with distributors, pharmacy chains and managed care
- Contract in place with Matria Healthcare to distribute diabetes and women's health infusion sets

Slide 7
Intellectual Property
-        Key personnel to remain with SpectRx
-        Joel Douglas -
-        Co-founder of Amira Medical
-        36 related U.S. patents, 20 patents pending
--       Sterling has 10 U.S. pending patent applications
--       Patent Cooperative Treaty (PCT) applications pending for international markets
--       "Freedom to operate" in place

Slide 8
Acquisition Terms
-        Initial
-        Exchanged 620,000 shares of SpectRx common stock for Sterling stock
-        Reserved 23,000 shares for options
-        Valued at $4.5 million based on 12/28/01 closing price of SpectRx stock
--       Contingent Consideration
- Sterling stockholders can receive up to 1.2 million additional shares of SpectRx common stock
-        Performance based
-        Paid if products are successful

Slide 9
Financial
-        Financial Guidance
--       Expect product launch by Q3 2002
--       Revenue range - $3 million to $7 million
--       Annual revenue run rate at end of year $8 million to $12 million
--       More detailed guidance at year-end conference call February 27

Slide 10
Summary
-        SpectRx+Sterling creating a franchise in diabetes
--       Significant market opportunity
--       Accelerates ramp-up of sales and earnings
--       Revenue supports product development
--       Acquisition terms very favorable to both entities
--       First product expected on market in 6 to 9 months